UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF

                  THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 29, 2009

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                              HASBRO, INC.

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         (Exact name of registrant as specified in its charter)

 RHODE ISLAND                    1-6682                    05-0155090

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  (State of                   (Commission                 (IRS Employer

Incorporation)                File Number)             Identification No.)

1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862

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 (Address of Principal Executive Offices)                  (Zip Code)

                             (401) 431-8697

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           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 29, 2009, Hasbro, Inc. (“Hasbro”), entered an agreement with Discovery Communications, LLC, a Delaware limited liability company (“Discovery”) and Discovery’s ultimate parent, Discovery Communications, Inc., a Delaware corporation (“DCI”).  Upon the closing (the “Closing”) of the transactions contemplated by a purchase agreement between Hasbro and Discovery (the “Purchase Agreement”), Hasbro will purchase a 50% interest in a limited liability company subsidiary of Discovery (hereafter referred to as the “Joint Venture”) that will own the Discovery Kids Network in the United States (the “Network”).  Hasbro will purchase the 50% interest in the Joint Venture from Discovery for a purchase price of $300 million. The Joint Venture will also hold the existing Discovery Kids programming library in the United States.

The closing of the transactions contemplated by the Purchase Agreement is conditioned upon fulfillment of all closing requirements under the Purchase Agreement, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Following the Closing, Hasbro and Discovery intend to rebrand the Network.  The rebranded Network will feature new content to be developed based upon Hasbro’s portfolio of brands and intellectual properties, new content to be developed by the Network, as well as content taken from the Hasbro and Discovery Kids program libraries. The parties currently expect to launch the rebranded Network in the fall of 2010.

The Joint Venture will be operated in accordance with an LLC operating agreement and will be governed by a Board composed 50% of Hasbro representatives, and 50% of Discovery representatives.  Funding by Hasbro and Discovery of any future Network cash flow requirements will be made pro-rata, with neither party required to contribute more than an aggregate of $15 million in additional funding to the Joint Venture.

In connection with the Joint Venture agreements, Hasbro will provide the Joint Venture with an exclusive first look at television programming (i) to be aired in the United States, (ii) which is based upon Hasbro’s intellectual property and (iii) which is programmed for children 14 years of age or younger.  For programming submissions accepted by the Network, the Network will pay a license fee to Hasbro and will have an exclusive license to telecast such programming in the United States, generally for a term of five years.  For programming not accepted by the Network, Hasbro may take such programming to third parties. Hasbro is also providing an exclusive English language license in the United States to the Joint Venture for Hasbro’s pre-existing programming library in return for license fees from the Joint Venture, which will vary based on the age of the programming in the library.  As part of this arrangement, the Joint Venture is required to accept specified amounts of Hasbro programming for telecast on the Network.

Hasbro will pay the Network a royalty computed on Hasbro’s net sales of merchandise based on programming appearing on the Network, as well as a royalty on licensing revenues received by Hasbro for television show-based merchandise.  Contingent on the Network accepting specified amounts of programming based on Hasbro’s intellectual property, Hasbro has guaranteed the payment of $125 million in royalties to the Joint Venture, with this guaranteed royalty advance amount being paid in five installments, the first of which will be due on the earlier of (i) the launch of the rebranded Network and (ii) July 1, 2009, and the remainder of which will be payable in equal annual installments on each of November 1, 2010, November 1, 2011, November 1, 2012 and November 1, 2013.  The advances will be recoupable against future royalties due to the Network in accordance with terms set forth in the transaction documents.

Hasbro will control the online and mobile distribution of programming appearing on the Network and will pay the Network specified revenue shares in connection with such distribution.  In connection with this arrangement, the Network will receive a participation right in the value of Hasbro.com and any Network microsite under Hasbro.com, including the portions of such sites which allow for streaming and download of programming or the ability to play games, but excluding the Wizards of the Coast and ecommerce portions of Hasbro.com.

Pursuant to a services arrangement between Discovery and the Joint Venture, Discovery will provide certain services at specified management fees, including channel affiliate relations services, advertising sales services, transmission services, and certain corporate services to the Joint Venture.

Each of Hasbro and Discovery will be subject to certain non-competition and exclusivity provisions, the intent of which are to provide that the Network is the only English language network in the United States primarily programmed for viewers 14 years old and younger in which the parties are participating.

The Joint Venture is terminable in certain circumstances, including upon the mutual agreement of both Hasbro and Discovery or in connection with a sale of all or substantially all of the Joint Venture’s assets.  Either Hasbro or Discovery can terminate the Joint Venture for (i) certain material uncured breaches by the other party or (ii) if there is a change in control of the other party.  Each of Hasbro and Discovery also have the option to cause a termination of the Joint Venture (i) after January 1, 2014 if the parties are unable to agree upon annual budgets for the Joint Venture, (ii) at any time within the 90 days following December 31, 2015 if the Joint Venture has not achieved specified performance metrics over the period from the formation of the Joint Venture through such date, and (iii) at any time within the one-year period commencing on October 1, 2019.

Upon a material breach by Discovery or change in control of Discovery prior to the launch of the rebranded Network, Discovery shall repurchase Hasbro’s interest in the Joint Venture.  Under the other termination scenarios generally the parties will compute the fair market value of the Joint Venture and either (i) one party will buy out the other party’s interest at that value or a higher value, if both parties want to buy out the other, in which case the higher bidder will prevail, or (ii) the parties will conduct an auction process to sell the Joint Venture to a third party.

For periods following the closing of Hasbro’s purchase of a 50% interest in the Joint Venture, Hasbro will consolidate the financial results of the Joint Venture into Hasbro’s consolidated financial results.

On April 30, 2009, Hasbro and Discovery issued a press release announcing the signing of the Purchase Agreement.  A copy of this press release is furnished as Exhibit 99 to this Form 8-K.

Item 8.01 Other Events

Reference is made to the disclosure contained above under Item 1.01 of this report.

Hasbro may fund the purchase of its 50% interest in the Joint Venture through available cash, its existing sources of financing, and/or through the offering of debt.  However, to maintain flexibility, Hasbro has also obtained a financing commitment from Bank of America, N.A. and RBS Citizens, N.A. providing Hasbro with the ability to borrow up to $200 million for up to one year, subject to customary borrowing conditions, including the absence of a material adverse event impacting Hasbro’s business.

Hasbro currently anticipates dilution of between $0.25 and $0.30 per share associated with its investment in the Joint Venture for its full-year fiscal 2009 results. This dilution includes advisory fees for the investment, amortization resulting from the intangible assets of the Network, as well as the costs of starting and funding Hasbro’s studio to develop creative content and programming for the Network.  For 2010, Hasbro currently anticipates dilution will be in the range of $0.30 and $0.35 per share to Hasbro, resulting from the increased cost of rebranding and relaunching the Network.  Starting in 2011, Hasbro believes the Network and its related arrangements with Hasbro will be accretive to Hasbro as incremental revenue generated more than offsets Hasbro’s investment.

Certain statements contained in this Current Report on Form 8-K and in the attached press release, including statements related to the future expectations and timing for the rebranding of the Network, the types of content which the parties currently plan to create and distribute via the Network, and expectations for the performance of the rebranded Network, constitute forward-looking statements.  Such forward-looking statements are subject to known and unknown risks and the actual actions or results may differ from these current expectations.  Factors which might cause a difference between actual and expected events include: (i) greater than expected costs or unexpected delays associated with the steps necessary to rebrand the Network, (ii) greater than expected costs or unexpected delays related to Hasbro’s establishment and development of the team and infrastructure to create and produce content for the Network, (iii) changes in plans with respect to the future content to be created for the Network or the timing for its development, or with respect to the branding and marketing for the Network, (iv) consumer interest in and acceptance of the Network and its programming, or in entertainment-related product associated with the Network, (v) the financial performance of the Network and other factors which impact the resources the Network has available and/or determines to spend on programming, advertising and marketing, (vi) the willingness and ability of Hasbro and Discovery to assist the Network in meeting any financial shortfalls it may experience or to otherwise support the Network, (vii) increased costs associated with, or delays in the production of, planned content for the Network, (viii) other factors which may lead to changes in the branding of the Network and/or the content to be developed for the Network, as well as (ix) other factors which are discussed in Hasbro’s and Discovery’s public announcements and SEC filings.  Neither party undertakes any obligation to update these forward-looking statements for events occurring after the date of this Current Report on Form 8-K and the attached press release.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

99  Press Release, dated April 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HASBRO, INC.

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                                       (Registrant)

Date: April 30, 2009

By:   /s/ David D.R. Hargreaves

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                                              David D.R. Hargreaves

                                              Chief Operating Officer and

                                              Chief Financial Officer

                                              (Duly Authorized Officer and

                                              Principal Financial Officer)

Hasbro, Inc.

Current Report on Form 8-K

Dated April 30, 2009

Exhibit Index

Exhibit No.

Exhibits

99

Press Release, dated April 30, 2009